Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-135076, No. 333-116930, No. 333-107525, No. 333-90045, No. 333-77943, No. 333-33038, No. 333-39396, No. 333-67692, No. 333-70334 and No. 333-145280) of Autobytel Inc. and subsidiaries (the Company) of our report dated March 17, 2008 related to our audit of the consolidated financial statements and financial statement schedule which appear in this Annual Report on Form 10-K of the Company for the year ended December 31, 2008.

/s/ McGladrey & Pullen

Irvine, CA

March 11, 2009